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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this Amendment No. 2 to the registration statement of Foodbrands America, Inc. on Form S-3 (File No. 333-01911) of our report dated January 6, 1996, on our audits of the financial statements of KPR Holdings, L.P. as of December 10, 1995 and December 31, 1994, and for the period ended December 10, 1995 and the fiscal years ended December 31, 1994 and January 1, 1994, which report is included in Foodbrands America, Inc.'s Form 8-K, as amended through April 25, 1996. We also consent to the reference to our firm under the heading "Independent Public Accountants," which is part of this registration statement.


                                          DELOITTE & TOUCH LLP


Fort Worth, Texas
May 9, 1996